UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2025
Date of Report (Date of earliest event reported)

CYCLO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-39780	59-3029743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B Gainesville, Florida	32653
(Address of principal executive offices)	(Zip Code)

(386) 418-8060
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CYTH	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CYTHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 10, 2025, Cyclo Therapeutics, Inc. (the "Company”) received a letter from The Nasdaq Stock Market ("Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rules 5620(a) and 5810(c)(2)(G) for continued listing because it had not yet held an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end.

Pursuant to the Nasdaq Listing Rules, the Company has 45 calendar days (until February 24, 2025) to submit a plan to regain compliance with the Nasdaq Listing Rules, and if the plan is accepted, Nasdaq may grant the Company an exception of up to 180 calendar days (until June 30, 2025) to regain compliance with the Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLO THERAPEUTICS, INC.

Date: January 13, 2025	By:	/s/ N. Scott Fine
N. Scott Fine, Chief Executive Officer